Exhibit 24
POWER OF ATTORNEY
     The undersigned directors of The Ohio National Life Insurance Company, an Ohio corporation (the “Company”), hereby constitute and appoint John J. Palmer, and Therese S. McDonough and each of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution to each, for him or her and on his or her behalf and in his or her name, place and stead, to execute and file any of the documents referred to below relating to any of the following registrations under the Securities Act of 1933 and under the Investment Company Act of 1940 with respect to any life insurance or annuity policies:

Insurance Company Separate Account	1940 Act File Number

Ohio National Variable Account A	811-1978
Ohio National Variable Account B	811-1979
Ohio National Variable Account D	811-8642

Product	1933 Act File Number

ONcore Premier	333-43515
ONcore Value	333-43513
ONcore Flex	333-43511
ONcore Xtra	333-86603
ONcore Lite	333-52006
ONcore Wrap	333-134982
ONcore Ultra	333-134288
TOP Plus Series A	33-62282
TOP Plus Series B	33-62284
TOP Explorer	333-5848
Retirement Advantage	33-81784
     Authority is hereby granted to execute Registration Statements on any form or forms under the Securities Act of 1933 and under the Investment Company Act of 1940, and any and all amendments and supplements thereto, with all exhibits and all instruments necessary or appropriate in connection therewith. Each of said attorneys-in-fact and agents and him or her or their substitutes being empowered to act with or without the others, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue thereof.
     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date set forth below.

/s/ Jack E. Brown	February 8, 2008

Jack E. Brown	Date

/s/ William R. Burleigh	February 8, 2008

William R. Burleigh	Date

/s/ Thomas G. Cody	February 8, 2008

Thomas G. Cody	Date

/s/ Victoria B. Buyniski Gluckman	February 8, 2008

Victoria B. Buyniski Gluckman	Date

/s/ Joseph A. Campanella	February 8, 2008

Joseph A. Campanella	Date

/s/ Raymond R. Clark	February 8, 2008

Raymond R. Clark	Date

February 8, 2008

John W. Hayden	Date

/s/ David B. O’Maley	February 8, 2008

David B. O’Maley	Date

/s/ James F. Orr	February 8, 2008

James F. Orr	Date

/s/ John R. Phillips	February 8, 2008

John R. Phillips	Date

/s/ D. Gates Smith	February 8, 2008

D. Gates Smith	Date